UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2013

PriceSmart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9740 Scranton Road, San Diego, CA 92121
(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (858) 404-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company's Annual Meeting of Stockholders was held on January 22, 2013 at the Company's headquarters, 9740 Scranton Road, San Diego, CA 92121. As of the record date there were 30,215,819 shares outstanding and entitled to vote, 24,079,417 shares were voted in person or by proxy. The results of the stockholder votes are set forth below:

1. To elect directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified:

	Votes For	Votes Withheld
Sherry S. Bahrambeygui	23,776,064	303,353
Gonzalo Barrutieta	23,807,753	271,664
Katherine L. Hensley	22,377,756	1,701,661
Leon C. Janks	22,880,623	1,198,794
Jose Luis Laparte	23,350,577	728,840
Mitchell G. Lynn	23,812,887	266,530
Robert E. Price	15,810,979	8,268,438
Edgar A. Zurcher	14,811,683	9,267,734

2. To approve the PriceSmart, Inc. 2013 Equity Incentive Award Plan:

	Votes For	Votes Against	Abstain
Total Shares Voted	21,713,662	1,778,061	587,385

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2013	/S/ JOHN M. HEFFNER
John M. Heffner
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)